Exhibit 5.1

May 16, 2023

Cadre Holdings, Inc.

13386 International Pkwy

Jacksonville, FL 32218

Re:       Registration Statement on Form S-3 of Cadre Holdings, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Cadre Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 18, 2023, as amended by Amendment No. 1 to the registration statement filed with the Commission on May 16, 2023 (collectively, the “Registration Statement”) relating to the registration for issue and sale by the Company of (A) up to $300,000,000 aggregate offering amount of (i) shares of common stock of the Company, par value $0.0001 per share (the “Common Shares”); (ii) shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Shares”); (iii) debt securities of the Company (the “Debt Securities”); and (iv) warrants of the Company relating to the Common Shares, Preferred Shares or Debt Securities (the “Warrants”); and (B) up to 3,000,000 Common Shares to be offered by certain selling stockholders of the Company (the “Stockholder Shares”). The Common Shares, Preferred Shares, Debt Securities, Warrants and Stockholder Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, and amendments thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules”).

The Debt Securities will be issued in one or more series pursuant to a base indenture (as amended or supplemented from time to time, the “Indenture”) to be entered into between the Company and a trustee to be named therein (the “Trustee”).

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company currently in effect (the “Amended and Restated Certificate”), (ii) the Amended and Restated By-laws of the Company currently in effect (the “Amended and Restated By-laws”) and certain records of the Company’s corporate proceedings as reflected in its minute books, and (iii) the Registration Statement, including the form of Indenture which is attached as an Exhibit to the Registration Statement filed with the Commission. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

Cadre Holdings, Inc.

Re: Registration Statement on Form S-3

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity to original documents, certificates and instruments of all documents, certificates and instruments submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents, certificates and instruments. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company including that the number of Common Shares and Preferred Shares, as the case may be, which the Company is authorized to issue in its Amended and Restated Certificate exceeds (i) the number of Common Shares or the number of Preferred Shares outstanding, as the case may be, (ii) the number of Common Shares or Preferred Shares, as the case may be, held as treasury shares, and (iii) the number of Common Shares or Preferred Shares, as the case may be, which the Company is obligated to issue (or has otherwise reserved for issuance for any purpose) by at least the number of shares of Common Stock or shares of Preferred Stock, as the case may be, which may be offered and sold pursuant to the Registration Statement and we have assumed for purposes of our opinion herein that such condition will remain true at all future times relevant to this opinion. We have also relied on certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

We have assumed for purposes of this opinion that (i) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Indenture and any supplemental indentures thereto will be duly authorized, executed and delivered by the Trustee and constitutes a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; (iv) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture; (v) the Trustee will be qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 will be properly filed as an exhibit to the Registration Statement; and (vi) any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Offered Debt Securities (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Cadre Holdings, Inc.

Re: Registration Statement on Form S-3

We have assumed further that the execution, delivery and performance by the Company of the Indenture and the Debt Securities, as the case may be, will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

Based upon and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.             With respect to any Common Shares to be offered to the public pursuant to the Registration Statement (the “Offered Common Shares”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares and related matters; (v) the issuance and sale of the Offered Common Shares do not violate any applicable law or the Amended and Restated Certificate or the Amended and Restated By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the due issuance and delivery of the Offered Common Shares, upon payment of adequate consideration therefor (not less than the par value of the Offered Common Shares) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement is approved by the Board of Directors of the Company, the Offered Common Shares, when issued, will be validly issued, fully paid and non-assessable.

Cadre Holdings, Inc.

Re: Registration Statement on Form S-3

2.             With respect to any series of Preferred Shares to be offered to the public pursuant to the Registration Statement (the “Offered Preferred Shares”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Preferred Shares and related matters, including, but not limited to the adoption appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Offered Preferred Shares; (v) a certificate of designation with respect to the Offered Preferred Shares has been properly filed with the Secretary of State of the State of Delaware; (vi) the issuance and sale of the Offered Preferred Shares does not violate any applicable law or the Amended and Restated Certificate or the Amended and Restated By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the due issuance and delivery of the Offered Preferred Shares, upon payment of adequate consideration therefore (not less than the par value of the Offered Preferred Shares) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement is approved by the Board of Directors of the Company, the Offered Preferred Shares, when issued, will be validly issued, fully paid and non-assessable.

3.             With respect to any series of Debt Securities to be offered to the public pursuant to the Registration Statement (the “Offered Debt Securities”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) each Indenture and any supplemental indenture in respect of such Offered Debt Securities provides that it shall be governed by New York law, that courts other than New York courts will give effect to such choice of law, and shall have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Amended and Restated Certificate or the Amended and Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing, (d) public policy considerations which may limit the rights of parties to obtain remedies, (e) the waivers of any usury defense contained in the Indentures which may be unenforceable, (f) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (g) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Cadre Holdings, Inc.

Re: Registration Statement on Form S-3

4.             With respect to any Warrants to be offered to the public pursuant to the Registration Statement (the “Offered Warrants”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Warrants and related matters; (v) the issuance and sale of the Offered Warrants does not violate any applicable law or the Amended and Restated Certificate or the Amended and Restated By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Common Shares or the Preferred Shares or Offered Debt Securities issuable upon exercise of such Offered Warrants have been duly authorized for issuance; (vii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (viii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing, and (d) public policy considerations which may limit the rights of parties to obtain remedies.

Cadre Holdings, Inc.

Re: Registration Statement on Form S-3

5.             The Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture, any supplemental indenture, or the Offered Debt Securities that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of rights and defenses contained in the Indenture or Offered Debt Securities, or (ii) provisions of the Indenture or Offered Debt Securities relating to severability.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus, which forms a part thereof. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act and in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations.

Cadre Holdings, Inc.

Re: Registration Statement on Form S-3

The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By: /s/ Kane Kessler, P. C.